China's New Healthcare Reform Plan

- The China State Council announced an investment plan of $126 billion for a national healthcare system reform in March
- The funds will be deployed by 2011 to provide universal medical services to the country's 1.3 billion residents
- The fund is entering into different areas of healthcare system boosting the demand for pharmaceutical products including TCM
- The plan includes creating an essential drug system, improved primary health care facilities, equitable access to basic public health services and pilot reform of state-run hospitals
- With an extensive product portfolio and pipeline, proven sales and marketing capabilities, and committed management team, Tianyin is positioned to capitalize on this opportunity